                                                            By-Laws

                                                            of Ryder System Inc.






















                                               Revision Adopted December 8, 1975
                                               Effective January 1, 1976
                                               Amended April 30, 1976
                                               Amended December 14, 1979
                                               Amended February 22, 1980
                                               Amended June 26, 1981
                                               Amended December 16, 1982
                                               Amended May 4, 1984
                                               Amended October 25, 1984
                                               Amended November 8, 1985
                                               Amended February 28, 1986
                                               Amended December 12, 1986
                                               Amended December 18, 1987
                                               Amended June 22, 1990
                                               Amended February 21, 1992
                                               Amended November 23, 1993
                                               Amended February 18, 1999
                                               Amended July 29, 1999
                                               Amended December 14, 2000
                                               Amended February 16, 2001

                               TABLE OF CONTENTS
                               -----------------
                                                                            Page
                                                                            ----
         ARTICLE I            Name                                            1

         ARTICLE II           Offices                                         1

         ARTICLE III          Corporate Seal                                  1

         ARTICLE IV           Stockholders                                    2

         ARTICLE V            Directors                                       6

         ARTICLE VI           Officers                                       11

         ARTICLE VII          Stock Certificates                             14

         ARTICLE VIII         Depositories and Checks                        15

         ARTICLE IX           Fiscal Year                                    15

         ARTICLE X            Dividends                                      15

         ARTICLE XI           Waiver of Notice                               16

         ARTICLE XII          Indemnification of Officers,
                                 Directors, Employees and Agents             16

         ARTICLE XIII         By-Law Amendment                               18

         ARTICLE XIV          Continuing Effect of
                                 By-Law Provisions                           19

                                    BY-LAWS

                                      OF

                              RYDER SYSTEM, INC.


                                   ARTICLE I
                                   ---------

                                     Name

              The name of this Corporation is RYDER SYSTEM, INC.

                                  ARTICLE II
                                  ----------

                                    Offices

     Section 1.  Principal Florida Office

     The principal office of the Corporation in the State of Florida shall be in Miami, Dade County, Florida.

     Section 2.  Other Offices

     The Corporation may also have offices in such other places, both within and without the State of Florida, as the Board of Directors or the Chairman of the Board may from time to time designate or as the business of the Corporation may require. The registered office of the Corporation, required by applicable law to be maintained in the State of Florida may be, but need not be, identical with the Corporation's principal office in the State of Florida, and the address of the registered office may be changed from time to time by the Board of Directors or the Chairman of the Board.

                                  ARTICLE III
                                  -----------

                                Corporate Seal

     The corporate seal shall be circular in form and have inscribed thereon the following: "Ryder System, Inc., Incorporated Florida 1955".

                                  ARTICLE IV
                                  ----------

                                 Stockholders

     Section 1.  Meetings of Stockholders

     a.   Annual Meeting

          The annual meeting of stockholders of the Corporation shall be held at such time and place, within or without the State of Florida, as may be designated by the Board of Directors, at which meeting, in accordance with the Restated Articles of Incorporation and these By-Laws, the stockholders shall elect members of the Board of Directors and transact such other business as lawfully may come before it.

     b.   Special Meetings

          (1) Special meetings of the stockholders may be called by the holders of not less than one-tenth of all the shares outstanding and entitled to vote at such meeting or by the Board of Directors; and such meetings shall be held at such time and place, within or without the State of Florida, as may be designated by the Board of Directors.

          (2) Before a stockholder may request or demand that a special meeting of the stockholders be held for any purpose, the following procedure must be satisfied:

               (A) Any stockholder seeking to request or demand, or to have the stockholders request or demand, a special meeting shall first, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date, pursuant to Section 3.b. of Article V of these By-Laws, for the purpose of determining the stockholders entitled to request the special meeting. The Board of Directors shall promptly, but in all events within 10 days after the date upon which such a request is received, fix such a record date. Every request to fix a record date for determining the stockholders entitled to request a special meeting shall be in writing and shall set forth the purpose or purposes for which the special meeting is requested, the name and address, as they appear in the Corporation's books, of each stockholder making the request and the class and number of shares of the Corporation which are owned of record by each such stockholder, and shall bear the signature and date of signature of each such stockholder.

                    In the event of the delivery to the Corporation of any request(s) or demand(s) by stockholders with respect to a special meeting, and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a prompt ministerial review of the validity of the request(s), demand(s) and/or revocation(s).

               (B) No request or demand with respect to calling a special meeting of stockholders shall constitute a valid and effective stockholder request or demand for a special meeting (i) unless (A) within 60 days of the record date established in accordance with subsection b(2)(A) of this Section, written requests or demands signed by stockholders of record representing a sufficient number of shares as of such record date to request or demand a special meeting pursuant to subsection b(1) of this Section are delivered to the Secretary of the Corporation and (B) each request or demand is made in accordance with and contains the information required by Section 5.b(2) of this
Article IV and (ii) until such date as the independent inspectors engaged in accordance with this subsection b(2) certify to the Corporation that the requests or demands delivered to the Corporation in accordance with clause (i) of this subsection b(2)(B) represent at least the minimum number of shares that would be necessary to request such a meeting pursuant to subsection b(1) of this Section.

          (3) If the Corporation determines that a stockholder or stockholders have satisfied the notice, information and other requirements specified in subsection b(2)(B)(i) of this Section, then the Board of Directors shall adopt a resolution calling a special meeting of the stockholders and fixing a record date, pursuant to Section 3.b. of Article V, for the purpose of determining the stockholders entitled to notice of and to vote at such special meeting. Notice of such special meeting shall be provided in accordance with Section 1.c. of this Article IV, provided that such notice shall be given within 60 days (or such longer period as from time to time may be permitted by law) after the date the request(s) or demand(s) for such special meeting is(are) delivered to the Corporation in accordance with subsection b(2)(B)(i) of this Section.

          (4) In fixing a meeting date for the special meeting of stockholders, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding the request, and any plan of the Board of Directors to call a special or annual meeting of stockholders for the conduct of related business, provided that such meeting date shall be within 120 days (or such longer period as may from time to time be permitted by law) after the date the request(s) or demand(s) for such special meeting is(are) delivered to the Corporation in accordance with subsection b(2)(B)(i) of this Section.

          (5) Nothing contained in this Section 1.b. shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any request or demand or revocation thereof, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

     c.   Notice of Meetings

          Except as otherwise permitted by law, notice of all meetings of stockholders stating the time and place, and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be given, by mailing, or by transmitting by electronic mail or any other type of electronic transmission, or by any other method permitted by law, to each stockholder entitled to vote no less than ten days nor more than sixty days before the date set for such meeting. Such notice shall be deemed to be delivered (1) when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid, or (2) at the time the notice is electronically transmitted to the stockholder in a manner authorized by the stockholder if such authorization is required by law, or (3) at such other time as provided by law with respect to other methods of giving such notice as are permitted by law.

     d.   Preparation of Voting List of Stockholders

          The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each stockholder as such information appears on the stock transfer books of the Corporation. Such list shall be kept on file at the principal place of business of the Corporation, shall be open to the examination of any stockholder during normal business hours for said ten day period upon receipt by the Secretary of a written request to make such an examination, and shall be produced and kept at the time and place of the meeting during the whole time thereof subject to the inspection of any stockholder who may be present.

     Section 2.  Quorum and Vote of Stockholders

     The holders of a majority of the voting power of the total number of shares outstanding and entitled to vote, present in person or represented by proxy thereat, shall constitute a quorum at a meeting of stockholders for the transaction of business, except as otherwise provided by law or by the Restated Articles of Incorporation. If, however, a quorum does not exist at a meeting, the holders of a majority of the shares present or represented and entitled to vote at such meeting may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until holders of the requisite number of shares entitled to vote shall be present. Except as otherwise required by law, at any such adjourned meeting at which a quorum exists, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business in accordance with these By-Laws until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     If a quorum is present, action on a matter (including the election of directors) shall be approved by the stockholders of the Corporation if the matter receives the affirmative vote of the holders of a majority of the voting power of the total number of shares outstanding and entitled to vote on such matter, unless the matter is one upon which, by express provision of law a greater vote is required or from time to time permitted by action of the Board of Directors, or by the Restated Articles of Incorporation or these By-Laws a greater or different vote is required, in any which case such express provision shall govern and control the requisite vote requirement.

     Section 3.  Voting by Stockholders

     Each stockholder entitled to vote at any meeting may do so in person or by proxy appointed by instrument signed or otherwise authorized by the stockholder or by the stockholder's attorney-in-fact in writing or in any other manner permitted by law.

     Section 4.  Stockholder Action

     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

     Section 5.  Transaction of Business at Stockholder Meetings

     a.   Annual Meetings of Stockholders

          (1) The proposal of business (other than the nomination of persons for election to the Board of Directors, which is governed exclusively by Sections 1.b. and 2 of Article V of these By-Laws) for consideration by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in subsection a(2) of this Section, who shall be entitled to vote at the meeting, who is a stockholder at the time of such meeting and who complies with the notice procedures set forth in subsection a(2) of this Section.

          (2)(A) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of subsection a(1) above, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

          (B) To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days prior to the date of such annual meeting.

          (C) To be in proper written form, such stockholder's notice shall be in writing, shall be executed by the stockholder and shall set forth (i) as to any business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder or the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     b.   Special Meetings of Stockholders

          (1) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 1.c. of this Article IV. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders only in accordance with the provisions of Sections 1.b. and 2 of Article V of these By-Laws. Resolutions or other proposals for the transaction of business (other than the nomination of persons for election to the Board of Directors) may be proposed at a special meeting of stockholders (a) by or at the direction of the Board of Directors, or (b) in the event a stockholder of the Corporation satisfies the procedures set forth in
Section 1.b(2) of this Article IV, by such stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in the second sentence of Section 1.b(3) of this Article IV, who shall be entitled to vote at the meeting, who is a stockholder at the time of such meeting and who complies with the notice procedures set forth in subsection b(2) of this Section.

          (2) For business to be properly brought before a special meeting by a stockholder pursuant to clause (b) of subsection b(1) above, the stockholder must have delivered notice thereof in the form required by subsection a(2)(C) of this Section to the Secretary of the Corporation at the principal executive offices of the Corporation.

     c.   General

          (1) Only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The Chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was properly brought before such meeting in accordance with the procedures set forth in this Section and, if the Chairman shall determine that any proposed business is not so brought in compliance with this Section, to declare to the meeting that such defective proposal shall be disregarded.

          (2) Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE V
                                   ---------

                                   Directors

     Section 1.  Board of Directors

     a.   Number, election and terms

          Except as otherwise fixed by or pursuant to the provisions of Article III of the Restated Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the Directors of the Corporation shall be 13, but such number may be fixed from time to time at not less than three nor more than 21 by resolution of the Board of Directors. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. Such classes shall originally consist of one class of four Directors who shall be elected at the annual meeting of stockholders held in 1984 for a term expiring at the annual meeting of stockholders to be held in 1985; a second class of three Directors who shall be elected at the annual meeting of stockholders held in 1984 for a term expiring at the annual meeting of stockholders to be held in 1986; and a third class of four Directors who shall be elected at the annual meeting of stockholders held in 1984 for a term expiring at the annual meeting of stockholders to be held in 1987. The Board of Directors shall increase or decrease the number of Directors in one or more classes as may be appropriate whenever it increases or decreases the number of Directors pursuant to this
Article V, in order to ensure that the three classes shall be as nearly equal in number as possible. At each annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     b.   Stockholder nomination of director candidates

          Advance notice of stockholder nominations for the election of Directors shall be given in the manner provided in Section 2 of this Article V.

     c.   Newly created directorships and vacancies

          Except as otherwise provided for or fixed by or pursuant to the provisions of Article III of the Restated Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office until the next election of directors by the stockholders and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     d.   Removal

          Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of 75% the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

     Section 2.  Notification of Nominations

     Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Section 3.  Powers of Directors

     a.   General Powers

          The Board of Directors shall have authority over the entire management of the property, business, and affairs of this Corporation. In addition to such powers as are herein and in the Restated Articles of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of law and the Restated Articles of Incorporation.

     b.   Establishment of Record Date

          The Board of Directors shall fix in advance a date not exceeding sixty days (or such longer period as may from time to time be permitted by law) preceding the date of any meeting of stockholders, or any dividend payment date, or the date necessary to make a determination of stockholders for any purpose, nor less than ten days (or such shorter period as may from time to time be permitted by law) prior to the date of any meeting of stockholders, as a record date for the determination of the stockholders; and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be considered stockholders for purposes of such determination, notwithstanding any transfer of stock on the books of the Corporation after any such record date fixed as aforesaid.

          Except as otherwise provided by law, unless the Board of Directors fixes a new record date for any adjourned meeting of stockholders, the record date originally fixed pursuant to this Section 3.b. of Article V for such meeting shall remain the record date for such meeting.

          The Board of Directors or any committee of the Board of Directors authorized to fix record dates and declare dividends shall fix in advance a date not exceeding sixty days (or such longer period, not inconsistent with the Restated Articles of Incorporation, as may from time to time be permitted by law) preceding the date of any Preferred Stock dividend payment date as a record date for the determination of the stockholders of such Preferred Stock; and in such case, only such stockholders as shall be holders of record of such Preferred Stock on the date so fixed shall be considered stockholders of the Preferred Stock for purposes of such determination, notwithstanding any transfer of such Preferred Stock on the books of the Corporation after any such record date fixed as aforesaid.

     c.   Appointment of Committees

          The Board of Directors may designate one or more committees, consisting of at least two directors each, to perform such duties as may be determined by the Board. The number of directors composing each such committee and the powers conferred upon each such committee shall be determined by resolution of the Board.

          In the event that the Board of Directors shall designate a committee that shall have the power to recommend or approve changes in the compensation of executives of the Corporation or any subsidiary of the Corporation and/or a committee that shall have the power to recommend nominees for election as directors of the Corporation, the membership of each such committee shall consist solely of directors who are "independent directors" as defined in
Section 7 of this Article V.

     Section 4.  Meetings of Directors

     a.   Regular Meetings

          Regular meetings of the Board of Directors, or any committee thereof, shall be held at any time or place, within or without the State of Florida, as the Board, or such committee, may from time to time determine; and if so determined, no notice thereof need be given.

          After each election of directors, the Board, including the newly elected directors, shall meet without notice for the purpose of electing officers and transacting such other business as lawfully may come before it.

     b.   Special Meetings

          Special meetings of the Board of Directors, or any committee thereof, may be held at any time or place, within or without the State of Florida, whenever called by the Chairman of the Board, the President, or at the request of two or more directors or, for a special meeting of a committee, by the chairman of such committee.

          Notice of special meetings of the Board, or any committee thereof, stating the time and place, shall be given by mailing the same to each director or committee member, as appropriate, at his residence or business address at least two days before the meeting, or by delivering the same to him personally or by telephoning or telegraphing the same to him at said residence or business address at least one day before the meeting. Such notice shall be deemed to have been given on the date of mailing, telephoning or telegraphing as the case may be.

     c.   Adjournments

          A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors, or any committee thereof, to another time and place. Notice of any such adjourned meeting shall be given to the directors who are not present at the time of the adjournment, and to the other directors.

     d.   Telephonic Participation at Meetings

          Members of the Board of Directors may participate in a meeting of the Board, or any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at such meeting for all purposes.

     e.   Action Without a Meeting

          Any action of the Board of Directors or of any committee thereof, which is required or permitted to be taken at a meeting, may be taken without a meeting if written consent to the action signed by all the members of the Board or of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee.

     Section 5.  Quorum of Directors

     A majority of the number of directors fixed in accordance with Section 1 of this Article V shall constitute a quorum of the Board for the transaction of business, and one-half of the members of any committee shall constitute a quorum of such committee; but a smaller number may adjourn any meeting until a quorum is present.

     When a quorum is present at any meeting of directors, a majority of the members present shall decide any question brought before such meeting, except as otherwise provided by law, the Restated Articles of Incorporation, or these By-Laws.

     Section 6.  Compensation of Directors

     Directors shall receive such compensation, including reimbursement of expenses, for serving as members of the Board of Directors and for attendance at each meeting of the Board of Directors, and members of committees of the Board of Directors shall receive such compensation, including reimbursement of expenses, for serving as members of a committee and for attendance at each meeting of a committee, as the Board of Directors shall from time to time prescribe.

     Section 7.  Chairman of the Board

     The Chairman of the Board shall preside at meetings of the Board of Directors and of the stockholders. He shall, subject to the approval of the Board of Directors, submit a report to the stockholders of the Corporation for each fiscal year. He shall perform such other duties as the Board of Directors may from time to time prescribe.

     Section 8.

     Except as otherwise provided for or fixed by or pursuant to the provisions of Article III of the Restated Articles of Incorporation relating to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the majority of persons elected to the Board of Directors shall consist of persons who are independent directors. For purposes of this Article V, an "independent director" shall mean a director who: (i) has not been employed by the Corporation or any subsidiary of the Corporation in an executive capacity within the past five years; (ii) does not have, and is not affiliated with a company, firm or institution that has, a significant economic relationship to the Corporation (other than through stock ownership or customary directors' fees); (iii) does not have a personal services contract with the Corporation or any subsidiary of the Corporation and (iv) is not a familial relative of any person described in (i) through (iii). Should the death, resignation, disqualification or removal of any director result in the failure of the requirement set forth in the preceding sentence to be met, such requirement shall not apply during the term of the vacancy caused by such death, resignation, disqualification or removal, and the remaining directors shall cause any such vacancy to be filled in accordance with Subsection 1(c) of this
Article V within a reasonable period of time.

     The Board of Directors shall have the exclusive right and power to interpret and apply the provisions of this Article V relating to independent directors and shall be entitled to rely upon the completeness and accuracy of director's responses to written questionnaires circulated for the purpose of enabling the Board of Directors to make the determinations of independence required by this Article V.

     Information regarding a nominee for director provided by a stockholder pursuant to Section 2 of this Article V shall include such information as may be necessary to enable the Board of Directors to make an informed determination as to whether such nominee, if elected, would be an "independent director" as defined in this Section.

                                   ARTICLE VI
                                   ----------

                                    Officers

     Section 1.  Numbers and Titles

     The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Treasurer and a Controller and may also include one or more Senior Executive Vice Presidents, one or more Executive Vice Presidents, one or more Senior Vice Presidents, and one or more Vice Presidents; all of whom shall be elected by the Board of Directors. The Board of Directors may from time to time appoint such other officers, including one or more Assistant Secretaries, Assistant Treasurers, and Assistant Controllers as they shall deem necessary.

     The Chief Executive Officer and the President shall be members of the Board of Directors, but the other officers need not be members of the Board.

     Section 2.  Tenure of Office/Removal of Officers

     Officers of the Corporation shall hold their respective offices until their successors are chosen and qualified, provided, however, that any officer may be removed from such office during such term by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.

     Section 3.  Duties of Officers

     a.   Chief Executive Officer

          The Chief Executive Officer shall have overall responsibility for supervision of the Corporation and shall report to the Board of Directors. He shall see that the provisions of the By-Laws, all votes of the stockholders and all orders and resolutions of the Board of Directors are carried into effect.

          He shall preside at meetings of the stockholders in the absence of the Chairman of the Board.

          He shall have power to appoint proxies to vote stock of other corporations owned by this Corporation.

          He shall perform such other duties as the Board of Directors may from time to time prescribe.

     b.   President

          The President shall be the Chief Operating Officer of the Corporation, shall report to the Chief Executive Officer and shall have overall responsibility for supervision of the operations of the Corporation.

          He shall preside at meetings of the stockholders in the absence of the Chairman of the Board and Chief Executive Officer.

          He shall perform such other duties as the Board of Directors may from time to time prescribe.

     c.   Multiple Offices

          The same person may hold one, two or all three of the offices described in Paragraphs a., b. and c. above of this Section 3 as the Board of Directors may prescribe.

     d.   Senior Executive Vice Presidents

          The Senior Executive Vice Presidents shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe.

     e.   Executive Vice Presidents

          The Executive Vice Presidents shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe.

     f.   Senior Vice Presidents

          The Senior Vice Presidents shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe.

     g.   Vice Presidents

          The Vice Presidents shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe.

     h.   Secretary

          The Secretary shall be Secretary of and shall attend, or a person designated by him shall attend, all meetings of the stockholders, the Board of Directors and all committees thereof. He, or such designated person, shall record all of the proceedings of such meetings in books kept for that purpose.

          He shall be custodian of the corporate seal and shall have the power to affix it to any instrument requiring it and to attest the same.

          He shall cause to be maintained a stock transfer book and such other books as the Board of Directors may from time to time determine.

          He shall serve all notices required by law, by these By-Laws, or by resolution of the Board of Directors.

          He shall, together with the President, sign certificates for shares of the Corporation.

          He shall perform such other duties as the Board of Directors or the President may from time to time prescribe.

     i.   Treasurer

          The Treasurer shall have the management and custody of the funds and securities of the Corporation and he or persons designated by him, or by others so authorized by the Board of Directors, shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by persons authorized by the Board of Directors to make such designations.

          He shall receive and disburse the funds of the Corporation for corporate purposes and shall render to the Board of Directors and the President, whenever they may require it, an account of all his transactions as Treasurer.

          He shall perform such other duties as the Board of Directors or the President may from time to time prescribe.

     j.   Controller

          The Controller shall keep full and accurate accounts of all assets, liabilities, commitments, receipts, disbursements, and other financial transactions of the Corporation, including those of subsidiaries of the Corporation, in books belonging to the Corporation, and shall perform all other duties required of the accounting officer of the Corporation, and shall render to the Board of Directors and the President, whenever they may require it, an account of the financial condition of the Corporation.

          He shall perform such other duties as the Board of Directors or the President may from time to time prescribe.

     k.   Assistant Secretaries

          The Assistant Secretaries shall perform such of the duties of the Secretary as the President or the Secretary may from time to time prescribe and such other duties as the Board of Directors may from time to time prescribe.

     l.   Assistant Treasurers

          The Assistant Treasurers shall perform such of the duties of the Treasurer as the President or the Treasurer may from time to time prescribe and such other duties as the Board of Directors may from time to time prescribe.

     m.   Assistant Controllers

          The Assistant Controllers shall perform such duties of the Controller as the President or the Controller may from time to time prescribe and such other duties as the Board of Directors may from time to time prescribe.

     Section 4.  Delegation of Duties of Officers

     The Board of Directors may delegate the powers or duties of any officer of the Corporation in case of his absence, disability, death or removal, or for any other reason, to any other officer or to any director.

                                  ARTICLE VII
                                  -----------

                              Stock Certificates

     Section 1.  Stock Certificates

     Except as otherwise provided by resolution of the Board of Directors or the Restated Articles of Incorporation or as permitted by law, every holder of stock in the Corporation shall be entitled to have a certificate, representing all shares to which he is entitled, in such form as may be prescribed by the Board of Directors in accordance with the provisions of law. Such Certificates shall be signed by the President and by the Secretary or an Assistant Secretary; provided, however, that where any such certificate is signed by a party other than an officer of the Corporation, such as a transfer agent or transfer clerk, and by a registrar, the signatures of the President, Secretary, or Assistant Secretary may be facsimiles. All certificates shall be counter-signed and registered in such manner as the Board of Directors from time to time may prescribe, and there shall be impressed thereon the seal of the Corporation or imprinted thereon a facsimile of such seal.

     In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, such signature shall be deemed to be valid and such certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

     Section 2.  Transfer of Stock

     Shares of stock of the Corporation may be transferred by delivery of the stock certificate, accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign, and transfer the shares on the books of the Corporation, signed by the person appearing on the certificate to be the owner of the shares represented thereby; and such shares shall be transferable on the books of the Corporation upon surrender thereof so assigned or endorsed. In the case of a series of Preferred Stock, shares of Preferred Stock may be transferred by delivery of the stock certificate, as described above, or by such other method as may be set forth in a statement of resolution establishing such series of Preferred Stock. The person registered on the books of the Corporation as the owner of any shares of stock shall be deemed by the Corporation to be the owner thereof for all purposes exclusively and shall be entitled as the owner of such shares, to receive dividends and to vote as such owner with respect thereto.

     Section 3.  Treasury Stock

     Any shares of stock in the Corporation which may be redeemed, purchased, or otherwise acquired by the Corporation after the issuance thereof, shall have no voting rights and shall not participate in any dividends or allotments of rights while such stock is held by the Corporation.

                                 ARTICLE VIII
                                 ------------

                            Depositories and Checks

     Depositories of the funds of the Corporation shall be designated by the Board of Directors or a duly authorized committee thereof; and all checks on funds shall be signed by such officers or other employees of the Corporation as the Board, or a duly authorized committee thereof, from time to time may designate.

                                  ARTICLE IX
                                  ----------

                                  Fiscal Year

     The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December in each year.

                                   ARTICLE X
                                   ---------

                                   Dividends

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Restated Articles of Incorporation.

                                  ARTICLE XI
                                  ----------

                               Waiver of Notice

     Any notice required to be given by law, by the Restated Articles of Incorporation, or by these By-Laws may be waived in writing signed by the person entitled to such notice and delivered to the Corporation, whether before or after the time stated therein, except that attendance of a person at a meeting shall constitute a waiver of notice of such meeting unless such attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     A director of the Corporation who is present at a meeting of the Board of Directors (or a committee thereof) at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

                                  ARTICLE XII
                                  -----------

                         Indemnification of Officers,
                        Directors, Employees and Agents


     Section 1.  Indemnification

     The Corporation shall, and does hereby, indemnify to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to such legislation or decisions), each person (including here and hereinafter the heirs, executors, administrators or the estate of such person) who was or is a party, or is threatened to be made a party, or was or is a witness, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), against any liability (which for purposes of this Article shall include any judgment, settlement, penalty or fine) or cost, charge or expense (including attorneys'
fees) asserted against him or incurred by him by reason of the fact that such indemnified person (1) is or was a director, officer or employee of the Corporation or (2) is or was an agent of the Corporation as to whom the Corporation has agreed to grant such indemnity or (3) is or was serving, at the request of the Corporation, as a director, officer, employee of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of any employee benefit plan) or is serving as an agent of such other corporation, partnership, joint venture, trust or other enterprise as to whom the Corporation has agreed to grant such indemnity. Each director, officer, employee or agent of the Corporation to whom indemnification rights under this Section 1 of this Article have been granted shall be referred to as an "Indemnified Person".

     Notwithstanding the foregoing, except as specified in Section 3 of this Article, the Corporation shall not be required to indemnify an Indemnified Person in connection with a Proceeding (or any part thereof) initiated by such Indemnified Person unless such authorization for such Proceeding (or any part thereof) was not denied by the Board of Directors of the Corporation prior to sixty (60) days after receipt of notice thereof from such Indemnified Person stating his intent to initiate such Proceeding and only upon such terms and conditions as the Board of Directors may deem appropriate.

     Section 2.  Advance of Costs, Charges and Expenses

     Costs, charges and expenses (including attorneys' fees) incurred by an officer, director or employee who is an Indemnified Person in defending a Proceeding shall be paid by the Corporation to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions only to the extent that it permits the Corporation to provide broader rights to advance costs, charges and expenses than permitted prior to such legislation or decisions) in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the Indemnified Person to repay all amounts so advanced in the event that it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article and upon such other terms and conditions, in the case of agents as to whom the Corporation has agreed to grant such indemnity, as the Board of Directors may deem appropriate. The Corporation may, upon approval of the Indemnified Person, authorize the Corporation's counsel to represent such person in any Proceeding, whether or not the Corporation is a party to such Proceeding. Such authorization may be made by the Chairman of the Board, unless he is a party to such Proceeding, or by the Board of Directors by majority vote, including directors who are parties to such Proceeding.

     Section 3.   Procedure For Indemnification

     Any indemnification or advance under this Article shall be made promptly and in any event within sixty (60) days upon the written request of the Indemnified Person. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnified Person in any court of competent jurisdiction, if the Corporation denies such request under this Article, in whole or in part, or if no disposition thereof is made within sixty (60) days. Such Indemnified Person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the standard of conduct, if any, required by current or future legislation or by current or future judicial or administrative decisions for indemnification (but, in the case of any such future legislation or decisions, only to the extent that it does not impose a more stringent standard of conduct than permitted prior to such legislation or decisions), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct, if any, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 4.  Survival of Indemnification

     The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors or recommendation of counsel or otherwise, both as to actions in such person's official capacity and as to actions in another capacity while holding such office, and shall continue as to an Indemnified Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and the estate of such person. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each Indemnified Person who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of Florida corporation law or any other applicable laws shall not in any way diminish any rights to indemnification of such Indemnified Person, or the obligations of the Corporation arising hereunder, for claims relating to matters occurring prior to such repeal or modification.

     Section 5.  Insurance

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan), against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XII or the applicable provisions of Florida law.

     Section 6.  Savings Clause

     If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnified Person as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any Proceeding, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and as permitted by applicable law.

                                 ARTICLE XIII
                                 ------------

                               By-Law Amendment

     Except as otherwise provided in the Restated Articles of Incorporation, the Board of Directors shall have the power to adopt, alter, amend and repeal the By-Laws of the Corporation (except insofar as the By-Laws of the Corporation adopted by the stockholders shall otherwise provide). Any By-Laws made by the stockholders may prescribe that they may not be altered, amended or repealed by the Board of Directors. Any By-Laws made by the Board of Directors under the powers conferred hereby and by the Restated Articles of Incorporation may be altered, amended or repealed by the Board of Directors or by the stockholders. Amendments to the By-Laws (including any amendment to this Article XIII) shall be effected as follows:

     a.   By Action of the Board of Directors

          Unless a greater vote is specifically required by the laws of the State of Florida, or a greater or different vote or a vote of stockholders is required by the provisions of the Restated Articles of Incorporation, the Board of Directors may alter, amend or repeal these By-Laws, or adopt such other By-Laws as in their judgment may be advisable for the administration or regulation of the management and affairs of the Corporation, to the extent not inconsistent with the laws of the State of Florida or the Restated Articles of Incorporation, only upon the affirmative vote of at least 75% of the total number of directors as fixed in accordance with Section 1 of Article V of these By-Laws.

     b.   By Action of the Stockholders

          Unless a greater vote is specifically required by the laws of the State of Florida, or a greater or different vote is required by the provisions of the Restated Articles of Incorporation, the stockholders may alter, amend or repeal these By-Laws, or adopt such other By-Laws as in their judgment may be advisable for the administration or regulation of the management and affairs of the Corporation, to the extent not inconsistent with the laws of the State of Florida or the Restated Articles of Incorporation, at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose in accordance with the provisions of these By-Laws), only upon the affirmative vote of at least 75% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                  ARTICLE XIV
                                  -----------

                    Continuing Effect of By-Law Provisions

     Any provision contained in these By-Laws which, at the time of its adoption, was authorized or permitted by applicable law shall continue to remain in full force and effect until such time as such provision is specifically amended in accordance with these By-Laws, notwithstanding any subsequent modification of such applicable law (except to the extent such By-Law provision expressly provides for its modification by or as a result of any such subsequently enacted law).